UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2012

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8170 Maple Lawn Boulevard, Suite 180 Fulton, MD		20759
(Address of principal executive offices)		(Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code.)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2012, Colfax Corporation (“Colfax”) entered into a Share Purchase Agreement (the “Agreement”) with Inversiones Breca S.A. (“Inversiones Breca”), pursuant to which Colfax will acquire an approximately 91% interest in Soldex S.A. (“Soldex”), a corporation organized under the laws of Peru that supplies welding products from its plants located in Peru and Colombia. The transaction values Soldex at $235 million, including the assumption of debt. Colfax’s 91% interest will consist of 147,005,547 Soldex common shares and 55,810,902 Soldex investment shares. The purchase price of $183,351,461 for the 91% interest in Soldex is subject to adjustment based upon changes in Soldex’s net equity, defined as the difference between total assets and total liabilities, between February 29, 2012 and the date of the closing of the transactions contemplated by the Agreement.

The obligation of the parties to consummate the transactions contemplated by the Agreement is subject to certain conditions, including the accuracy of the other party’s representations and warranties (subject to certain materiality qualifications) and compliance by the other party with its covenants under the Agreement. Inversiones Breca’s obligation to consummate the transactions is also subject to Colfax obtaining the approval of the Superintendencia de Industria y Comercio (the “SIC”) of the Republic of Colombia, which is the primary antitrust regulator of Colombia, to indirectly acquire two Soldex subsidiaries that are located in Colombia.

The Agreement provides that the closing of the transactions will take place on the last day of the month in which the SIC’s approval is received or, if such approval is received within the last five business days of a month, on the last day of the following month. After the closing of the transactions, Colfax will commence a tender offer under Peruvian law for all voting shares held by Soldex’s minority shareholders.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Share Purchase Agreement by and among Inversiones Breca S.A. and Colfax Corporation, dated as of May 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012	COLFAX CORPORATION

	By:	/s/ C. Scott Brannan
		Name:	C. Scott Brannan
		Title:	Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Share Purchase Agreement by and among Inversiones Breca S.A. and Colfax Corporation, dated as of May 26, 2012